SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [_]
         Check the appropriate box:

      [ ] Preliminary Proxy Statement  [_] Confidential, for Use of the
      [ ] Definitive Proxy Statement       Commission Only (as permitted by
      [X] Definitive Additional Materials  Rule 14a-6(e)(2))
      [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           THE BROOKLYN UNION GAS COMPANY
                  (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     ------------------------------------------
                     (NAME OF PERSON(S) FILING PROXY STATEMENT,
                           IF OTHER THAN THE REGISTRANT)

      Payment of Filing Fee (Check the appropriate box):
       [X]  No fee required.
       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies.
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        (2) Aggregate number of securities to which transaction applies:
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        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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        (4) Proposed maximum aggregate value of transactions:
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        (5) Total fee paid:
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       [_]  Fee paid previously with preliminary materials.
       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of this filing.

        (1) Amount Previously Paid:

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        (2) Form, Schedule or Registration Statement No.:

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        (3) Filing Party:

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        (4) Date Filed:

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         FRONT BURNER [LOGO]                PUBLIC RELATIONS BULLETIN
                                            FOR BROOKLYN UNION EMPLOYEES

                                            July 3, 1997

         The following is a press release which was recently released:

             BROOKLYN UNION AND LILCO ISSUE DEFINITIVE PROXY STATEMENT
                  SET MEETING DATE AND ANNOUNCE INITIAL DIVIDEND

         NEW YORK (JULY 1, 1997) -- The Brooklyn Union Gas Company (Brooklyn Union)(NYSE:BU) and the Long Island Lighting Company (LILCO)(NYSE:LIL) today filed a definitive proxy statement with the Securities and Exchange Commission disclosing the details of the transaction in which Brooklyn Union and LILCO will combine to form a new holding company as well as the details of LILCO's proposed transaction with the Long Island Power Authority (LIPA).

         The proxy states that the companies anticipate that the initial annualized dividend rate for the common stock of the Brooklyn Union/LILCO Holding Company upon the completion of their transaction will be $1.78 per share, subject to the approval of the Board of Directors of the new holding company.

         The Brooklyn Union and LILCO shareholder meetings at which shareholders will be asked to vote on the transactions have been scheduled for August 7. Shareholders of record as of June 26 will be eligible to vote at those meetings.

         Under the terms of the Brooklyn Union/LILCO agreement, Brooklyn Union shareholders will receive one share of Brooklyn Union/LILCO Holding Company common stock for each share of Brooklyn Union they hold. LILCO shareholders will receive 0.880 shares of Brooklyn Union/LILCO Holding Company common stock for each share of LILCO stock they hold if the previously announced transaction with LIPA is completed. LILCO shareholders will receive 0.803 shares of Brooklyn Union/LILCO Holding Company common stock for each share of LILCO they hold if the LIPA transaction is not completed.

         Brooklyn Union, with 2,900 employees, distributes natural gas to
         1.1 million customers in the New York City boroughs of Brooklyn and Staten Island and in two-thirds of the borough of Queens. Brooklyn Union's service territory covers 187 square miles with a population of approximately 4 million people. Brooklyn Union has energy-related investments in gas exploration, production and marketing, as well as energy services, including cogeneration products, pipeline transportation and gas storage facilities. Brooklyn Union also has international investments in gas distribution, gas transmission and power generation.

         LILCO's 5,300 employees provide electric and gas service to more than 1 million customers in Nassau and Suffolk Counties and on the Rockaway Peninsula in Queens County. LILCO's service territory covers 1,230 square miles with a population of approximately 2.7 million people.

         The proxy statement will be available within 24 hours through the Web Site of the Securities and Exchange Commission (http:// www.sec.gov).





         The following are questions employees may have regarding the proxy statement:

         1.   WHAT PROPOSALS ARE BROOKLYN UNION SHAREHOLDERS VOTING ON?

         Brooklyn Union shareholders are being asked to approve two sig-nificant proposals:

              a. The Brooklyn Union/LILCO agreement in which Brooklyn Union would become a wholly-owned subsidiary of the Holding Company.

              b. A restructuring of Brooklyn Union which would take place before the Brooklyn Union/LILCO combination through a share exchange with KeySpan Energy Corporation.

              The formation of KeySpan, an interim holding company for Brooklyn Union, is necessary because it will enable us to take advantage of unregulated opportunities before the combination becomes final -- which we anticipate will occur in the second half of 1998. On "Day One," the day that the two companies begin operating as one, KeySpan and LILCO will become subsidiaries of the New Holding Company. In addition, officers will be holding ongoing face-to-face meetings during the coming months, which should answer some of employees questions regarding the combination.

         2. WHAT SHAREHOLDER VOTE IS REQUIRED TO APPROVE THE BROOKLYN UNION/LILCO COMBINATION?

              The holders of at least two-thirds of the outstanding shares of each of Brooklyn Union and LILCO common stock must vote in favor of the Brooklyn Union/LILCO combination and the formation of KeySpan. Please note that failure to return your proxy card will have the same effect as a vote against the Brooklyn Union/LILCO combination and the formation of KeySpan.

         3.   CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY
         CARD?

              Yes, you may change your vote at any time before the vote takes place at the applicable shareholders meeting. You can attend the applicable shareholders meeting and vote in person to do so.

              Or, if you are a Brooklyn Union shareholder, you can complete a new proxy card or send a written notice stating you would like to revoke or send a written notice stating you would like to revoke your proxy. These should be sent to: Georgeson & Company Inc., Wall Street Station, P.O. Box 1102, New York, N.Y. 10269-0667.

         4.   WHEN IS THE BROOKLYN UNION/LILCO COMBINATION EXPECTED TO BE
         COMPLETED?

              The companies are both working to complete all aspects of the transaction. We currently expect that these transactions will be completed in the second half of 1998. The combination by its terms cannot be consummated earlier than April 1, 1998.